_______________________________________________________________________________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ____________________

                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 22, 2005

                              ____________________

                            SCOTTISH RE GROUP LIMITED
             (Exact name of registrant as specified in its charter)

                              ____________________



       Cayman Islands                  001-16855                98-0362785
(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                    Identification No.)


               P.O. Box HM 2939
Crown House, Third Floor, 4 Par-la-Ville Road
                Hamilton HM12
                   Bermuda                                       N/A
   (Address of Principal Executive Offices)                  (Zip Code)

                                 (441) 295-4451
               Registrant's telephone number, including area code

                                       N/A
          (Former name or former address, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_______________________________________________________________________________

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant.

          On December 22, 2005, Scottish Re (U.S.), Inc. ("SRUS"), an indirect wholly-owned subsidiary of Scottish Re Group Limited (the "Company"), entered into a coinsurance agreement (the "Coinsurance Agreement") with Scottish Re (Dublin) Limited ("SRD"), an indirect wholly-owned subsidiary of the Company, pursuant to which SRUS ceded 100% of its net contractual liability under the Defined Block of Business (as defined below) to SRD. In order to provide SRUS with credit for reinsurance on its statutory financial statements, SRD established two trust accounts, designated as Reinsurance Trust Account A and Reinsurance Trust Account B. Assets in each trust account will be subject to withdrawal by SRUS in accordance with Delaware insurance regulations. The "Defined Block of Business" constitutes a portion of the term life insurance policies (and related riders and endorsements) subject to the Delaware Valuation of Life Insurance Policies Regulation (referred to as "Regulation XXX") that Security Life of Denver Insurance Company ("SLD") retroceded to SRUS pursuant to the Coinsurance/Modified Coinsurance Reinsurance Agreement and the Coinsurance Reinsurance Agreement, both dated as of December 31, 2004, entered into between those parties.

          SRD funded Reinsurance Trust Account A with an amount of assets determined in accordance with the Coinsurance Agreement. A third party generated funds for the purpose of funding Reinsurance Trust Account B by issuing certificates (the "Certificates") with a maturity equal to 20 years in an initial amount equal to $485.7 million, which amount may be increased up to approximately $1 billion. HSBC Bank U.S.A. (the "Counterparty"), as initial holder of the Certificates, entered into a total return swap (the "Swap") with Scottish Annuity & Life Insurance Company (Cayman) Ltd. ("SALIC"), a direct wholly-owned subsidiary of the Company. The "reference asset" for the Swap is the Certificates. The Swap contemplates various payments to the Counterparty, including the total return payments under the Swap and, under certain circumstances, a make-whole payment.

          To the extent the value of the Certificates declines, either as a result of changes in the market value of assets held in Reinsurance Trust Account B or as a result of any other decline in the value of the Certificates, SALIC is obligated to pay the Counterparty the amount of the decline. Beginning two calendar years prior to the initially scheduled maturity date of the Swap, which is December 1, 2025, SALIC must begin paying the outstanding principal amount in five semi-annual installments equal to 20% of the initial notional amount, so that by the scheduled maturity date of the Swap, the full amount will have been recovered by the Counterparty. The scheduled maturity date is, however, subject to extension by agreement of the parties.

          SRUS has agreed to deposit any assets it withdraws from Reinsurance Trust Account A and Reinsurance Trust Account B in a segregated SRUS bank account relating specifically to the Defined Block of Business reinsured under the Coinsurance Agreement (the "SRD SRUS Account"). Any assets withdrawn from the SRD SRUS Account may only be used to discharge specified obligations of SRUS to SLD relating to that business, to reimburse SRUS for amounts it has paid to discharge those obligations,


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or to return to SRD excess amounts withdrawn from Reinsurance Trust Account A and Reinsurance Trust Account B.


Item 8.01. Other Events.

          On December 22, 2005, SRUS entered into a Reinsurance Agreement (the "Reinsurance Agreement") with a third-party, Bermuda-domiciled reinsurer (the "Reinsurer"). The Reinsurer in turn retroceded a portion of its liability thereunder on a stop loss basis to SRD. The Reinsurer has agreed to secure certain of its obligations under the Reinsurance Agreement by establishing for SRUS's benefit a trust account (the "Reinsurance Trust Account") and/or a letter of credit (an "LOC"). The Reinsurance Trust Account and/or the LOC will provide SRUS with statutory financial statement credit for the reserves required under Regulation XXX that were ceded to the Reinsurer. The Reinsurer has agreed to maintain up to $1 billion in eligible assets in the Reinsurance Trust Account (and/or in principal amount of LOCs) for SRUS's benefit.

          SRUS has agreed to deposit any assets it withdraws from the Reinsurance Trust Account, or amounts it draws from the LOC, in a segregated SRUS bank account relating specifically to the business reinsured under the Reinsurance Agreement (the "Reinsurer SRUS Account"). Any assets withdrawn from the Reinsurer SRUS Account may only be used to discharge specified obligations of SRUS to SLD relating to that business, to reimburse SRUS for amounts it has paid to discharge those obligations, or to return to the Reinsurer excess amounts withdrawn from the Reinsurance Trust Account.


Item 9.01. Financial Statements and Exhibits.


(c) Exhibits.


99.1  Press Release issued by Scottish Re Group Limited on December 23, 2005.




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                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                            SCOTTISH RE GROUP LIMITED


                            By: /s/ Hugh T. McCormick
                                ----------------------------------------
                                Hugh T. McCormick
                                Executive Vice President, Corporate Development



Dated:  December 29, 2005






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                                INDEX TO EXHIBITS

Number   Description
------   -----------
99.1     Press Release issued by Scottish Re Group Limited on
         December 23, 2005.












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